SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.   20549


                     FORM 8-K

                  CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 8, 1995

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (as seller under a Pooling and Servicing Agreement dated as of May 1, 1995 providing for, inter alia, the issuance of Mortgage Pass-Through Certificates, Series
1995-S8)


       Residential Funding Mortgage Securities I, Inc.
    (Exact name of registrant as specified in its charter)

   DELAWARE                    33-54227         75-2006294
(State or Other Jurisdiction  (Commission       (I.R.S. Employer
of Incorporation)             File Number)      Identification
                                                No.)


8400 Normandale Lake Blvd.
Suite 600 Minneapolis, Minnesota             55437
(Address of Principal                     (Zip Code)
Executive Offices)


Registrant's telephone number, including area code, is (612) 832-7000








Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)  Not applicable

        (b)  Not applicable

        (c)  Exhibits:

        1.   Pooling and Servicing Agreement, dated as of May 1,
1995 among Residential Funding Mortgage
Securities I, Inc. as seller, Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee.

                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            RESIDENTIAL FUNDING MORTGAGE
SECURITIES I, INC.


                                      By:   /s/ Bruce Legan
                                      Name: Bruce Legan
                                      Title:Director


Dated:  June 8, 1995


                    EXHIBITS